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                                                                   EXHIBIT 11.1


               COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE
         FOR THE PERIOD FROM JANUARY 30, 1998 THROUGH DECEMBER 31, 1998

          The following calculation is submitted in accordance with requirements of the Securities Exchange Act of 1934:




                                 (amounts in thousands)

           Net income available for common shareholders
                                                                        $ 3,973
                                                                     ===========

           Weighted average common shares outstanding used in
               calculating basic and diluted earnings per share
                                                                          7,369
                                                                     ===========

           Basic and diluted net income per share                         $0.54
                                                                     ===========